Exhibit 10.4
BAKER HUGHES INCORPORATED
Compensation Table for Directors

Independent Directors [1]:

Annual Cash Retainer	$60,000
Audit/Ethics Committee Chairman Annual Retainer:	$20,000
Other Committee Chairman Annual Retainer:	$15,000
Audit/Ethics Committee Members Retainer:	$10,000
Other Committee Members Retainer (Excluding Executive Committee):	$5,000

Annual Non-Retainer Equity:	$150,000	*

*	$100,000 of restricted stock will be awarded in January of each year and

$25,000 of stock options will be awarded in January and July of each year.
1 Independent directors are reimbursed for reasonable travel and related expenses.